UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 21, 2009
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition.

On October 21, 2009, the registrant issued the following press release announcing financial results for the three and nine month periods ended October 3, 2009:

News Release
CONTACT:	Kevin F. Mahoney Senior Vice President, Finance and Chief Financial Officer 401-335-8470

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY REPORTS

THIRD QUARTER AND NINE MONTH PROFIT

  Inventory down $2 Million

  Net Cash up $4.4 Million

Lincoln, RI - October 21, 2009 - A.T. Cross Company (NASDAQ: ATX) today announced financial results for the third quarter ended October 3, 2009.

Net income for the third quarter was $0.9 million or $0.06 per basic and diluted share. Net income for the nine month period ending October 3, 2009 was $0.6 million or $0.04 per basic and diluted share. Included in the 2009 nine month results were $0.05 per share of restructuring charges related to the consolidation of both the Company's manufacturing operations and the reduction of its European support structure. In the third quarter of 2008, the Company earned $0.12 per basic share, and for the nine month period of 2008 the Company earned $0.28 per basic share.

Consolidated net sales for the third quarter declined 12.4% to $34.1 million. Net sales for the nine month period of $102.3 million declined 13.6% from the prior year. For the nine month period, Cross Optical Group sales were up 5% while Cross Accessory Division sales were down 23%.

Operating expenses were 10% lower in the third quarter and 9% lower in the first nine months of 2009 compared to 2008, excluding restructuring.

David G. Whalen, President and Chief Executive Officer of A.T. Cross said, "While our three brands each delivered better revenue trends than they did in the first half of the year, the business environment during the third quarter continued to be difficult. Our response was to invest in our brands, focus on cost reduction and tightly manage our assets. Importantly, we reduced inventory by over $2 million from a year ago and increased our net cash position by $4.4 million. As a result, we believe that we are well positioned to take advantage of market opportunities and grow revenue and profit as the economy turns around."

Guidance

The Company expects 2009 earnings per share to be between $0.11 and $0.15. This range is net of $0.08 per share of restructuring charges.

Conference Call

The Company's management will host a conference call today, October 21, 2009 at 4:30 PM Eastern Time. Parties interested in participating in the conference call may dial-in at (888) 539-3612, while international callers may dial-in at (719) 457-2708. A live webcast of the call will be accessible on the Company's website at www.cross.com. The webcast will be archived for 30 days on this site, while a telephone replay of the call will be available beginning at 7:30 PM Eastern Time on October 21, 2009 through October 27, 2009 at (888) 203-1112 or (719) 457-0820 for international callers, and entering the pass code of 2644378.

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa Del Mar and Native Eyewear sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com, the Costa Del Mar website at www.costadelmar.com and the Native Eyewear website at www.nativeyewear.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to the expected impact of the Company's strategies to invest in its brands, reduce costs and tightly manage assets). In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to the depth and severity of the economic crisis and consumers' willingness to purchase discretionary items, and are not guarantees since there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements. The information contained in this document is as of October 21, 2009. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

(Tables to follow)
A. T. CROSS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Nine Months Ended
		October 3,	September 27,	October 3,	September 27,
		2009	2008	2009	2008

	Net sales	$34,129	$38,974	$102,275	$118,439
	Cost of goods sold	16,184	16,741	47,172	51,862
	Gross Profit	17,945	22,233	55,103	66,577

	Selling, general and administrative expenses	15,090	17,161	47,553	52,559
	Service and distribution costs	1,664	1,783	5,003	5,301
	Research and development expenses	745	605	1,940	1,817
	Restructuring charges	252	219	1,049	219
	Operating Income (Loss)	194	2,465	(442)	6,681
	Interest and other income (expense)	408	(243)	(366)	(612)
	Income (Loss)Before Income Taxes	602	2,222	(808)	6,069
	Income tax (benefit) provision	(324)	462	(1,420)	1,834
	Net Income	$ 926	$ 1,760	$ 612	$ 4,235

	Net Income per Share:
	Basic	$0.06	$0.12	$0.04	$0.28
	Diluted	$0.06	$0.11	$0.04	$0.27

	Weighted Average Shares Outstanding:
	Basic	14,578	14,999	14,823	15,023
	Diluted	14,646	15,335	14,825	15,411

		Three Months Ended		Nine Months Ended
		October 3,	September 27,	October 3,	September 27,
		2009	2008	2009	2008
Segment Data:	Cross Accessory Division
	Net Sales	$21,246	$26,633	$60,773	$79,057
	Operating (Loss) Income	(1,418)	621	(6,350)	(685)

Segment Data:	Cross Optical Group
	Net Sales	$12,883	$12,341	$41,502	$39,382
	Operating Income	1,612	1,844	5,908	7,366

A.T. CROSS COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	October 3, 2009	September 27, 2008
Assets
Cash and cash equivalents	$ 10,372	$ 13,963
Short-term investments	6,009	-
Accounts receivable	24,930	28,303
Inventories	30,232	32,279
Deferred income taxes	4,339	5,302
Other current assets	6,805	8,745
Total Current Assets	82,687	88,592

Property, plant and equipment, net	15,267	16,946
Goodwill	15,279	17,230
Intangibles and other assets	12,544	14,325
Deferred income taxes	11,439	7,893

Total Assets	$ 137,216	$ 144,986

Liabilities and Shareholders' Equity
Accounts payable and other current liabilities	$ 18,611	$ 21,089
Retirement plan obligations	2,504	2,431
Total Current Liabilities	21,115	23,520

Long-term debt	19,721	21,721
Retirement plan obligations	14,751	3,977
Deferred gain on sale of real estate	3,389	3,911
Other long term liabilities	1,863	3,112
Accrued warranty costs	1,298	1,397
Shareholders' equity	75,079	87,348

Total Liabilities and Shareholders' Equity	$ 137,216	$ 144,986

For information at A. T. Cross contact:
Kevin F. Mahoney
Senior Vice President, Finance and Chief Financial Officer
(401) 335-8470
kmahoney@cross.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: October 22, 2009	KEVIN F. MAHONEY (Kevin F. Mahoney) Senior Vice President, Finance Chief Financial Officer